Exhibit 10.5

EXECUTION COPY

KINETIC CONCEPTS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

KINETIC CONCEPTS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (together with the schedules and exhibits hereto, this “Agreement”) is entered into as of August 11, 2003, by and among Kinetic Concepts, Inc., a Texas corporation (the “Company”), and each of the investors named in Schedule I hereto (the “Investors”).

The Company proposes to issue and sell to the Investors the number of shares of its Series A Convertible Participating Preferred Stock, par value $0.001 per share, set forth in Schedule I (the “Series A Preferred Stock”) pursuant to the provisions of a Statement of Designations, Preferences and Rights of the Series A Convertible Participating Preferred Stock (the “Statement of Designations”) in the form attached hereto as Exhibit A to be executed by the Company on the Closing Date (as defined below). The Series A Preferred Stock will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to the Investors in compliance with the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D of the rules and regulations promulgated thereunder.

On the Closing Date, the Investors and the Company will enter into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”), in the form attached hereto as Exhibit B, which will, among other things, govern the rights of the Investors to cause the Company to register the shares of its Common Stock (as defined below) issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”).

As part of a series of transactions that are expected to be consummated concurrently with the sale of the Series A Preferred Stock, the Company (i) has entered into a Placement Agreement, pursuant to which the Company has agreed to issue and sell $205,000,000 principal amount of its 7 3/8% Senior Subordinated Notes due 2013 (the “Notes”) and (ii) has entered into or will enter into a Credit Agreement, dated as of August 11, 2003, by and among the Company, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Credit Suisse First Boston, as Syndication Agent, Morgan Stanley Senior Funding, Inc. and Credit Suisse First Boston Corporation, as Joint Lead Arrangers and Joint Book Managers, and the Lenders named therein (the “New Senior Credit Facility”).  The closing of the sale of the Notes and the New Senior Credit Facility are contingent upon one another, but are not contingent on the consummation of the sale of the Series A Preferred Stock.

This Agreement, the Investors’ Rights Agreement and the Statement of Designations collectively are referred to herein as the “Series A Preferred Stock Documents.”

The Offering Memorandum dated July 23, 2003 in connection with the Notes, which has previously been delivered to the Investors solely in connection with their diligence relating to the Series A Preferred Stock, is referred to herein as the “Notes Offering Memorandum.”  The transactions contemplated by the Series A Preferred Stock Documents and the Notes Offering Memorandum, including the issuance of the Notes and the entering into of the New Senior Credit Facility, collectively are referred to herein as the “Transactions.”

1.             Representations and Warranties.

(a)           The Company represents and warrants to, and agrees with, the Investors that:

(i)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Texas, has the requisite corporate power and authority to own its property and to conduct its business as described in the Notes Offering Memorandum and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the financial position, earnings, results of operations, stockholders’ equity or business affairs of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(ii)           The authorized capital stock of the Company consists of:

(A)    Preferred Stock. 50,000,000 shares of Preferred Stock, par value $0.001 (the “Preferred Stock”), of which 264,000 shares have been designated Series A Convertible Participating Preferred Stock. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Statement of Designations.  Immediately prior to the Transactions, no shares of Preferred Stock were issued and outstanding.  Immediately following the consummation of the Transactions, other than the number of shares of Series A Preferred Stock set forth on Schedule I, no shares of Preferred Stock will be issued and outstanding.

(B)    Common Stock. 150,000,000 shares of common stock, par value $0.001 (“Common Stock”), of which 71,128,556 shares were issued and outstanding as of July 23, 2003. As of such date, options to exercise up to 16,671,398 shares of Common Stock had been granted by the Company, out of an authorized option pool of 18,319,876 shares of Common Stock under the Stock Option Plans (as defined in Section 1(a)(iii) hereof), copies of which were previously delivered to the Investors.  No shares of Common Stock have been issued by the Company since July 21, 2003, other than shares of Common Stock issued upon the exercise of options outstanding as of such date pursuant to the Stock Option Plans.  The outstanding shares of capital stock of the Company are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws and federal and state securities

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regulations, or pursuant to valid exemptions therefrom.

(iii)          Except for (A) the conversion privileges of the Series A Preferred Stock as set forth in the Statement of Designations, (B) the rights provided in that certain Agreement Among Shareholders (the “Shareholder Agreement”), dated November 5, 1997, by and among the Company and the shareholders of the Company named therein (the “Shareholders”), as amended or modified, by (x) that certain Waiver and Consent, dated December 2002 but effective for all purposes as of September 27, 2002, by and among the Company, the Shareholders, JPMorgan Chase Bank (the “Administrative Agent”) and Bank One, N.A., (y) that certain Joinder and Amendment, dated as of June 25, 2003, by and among the Company and the other parties thereto and (z) that certain Waiver and Amendment to the Shareholder Agreement to be entered into, in connection with the Transactions, by and among the Company, the Shareholders and the Administrative Agent, (C) options to purchase shares of the Company’s Common Stock granted pursuant to the company’s stock option plans (collectively, the “Stock Option Plans”) and (D) the rights provided in the Investors’ Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from or by the Company of any shares of its capital stock.

(iv)          Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the requisite corporate, limited liability company, or limited partnership power and authority, as the case may be, to own its property and to conduct its business as described in the Notes Offering Memorandum and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each  “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (hereafter, “significant subsidiary”) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except, (x) as of the date hereof, those that arise in connection with the Second Amended and Restated Credit and Guarantee Agreement, dated as of April 4, 2002, among the Company, the subsidiaries of the Company party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent for the Existing Lenders (as amended, restated, or otherwise modified to the date hereof, together with all documents and agreements related thereto, the “Old Credit Facility”), (y) as of the Closing Date, those that arise in connection with the New Senior Credit Facility and (z) for those set forth in the Notes Offering Memorandum.  Schedule II hereto sets forth the name and jurisdiction of organization of each subsidiary of the Company.

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(v)           This Agreement has been duly authorized, executed and delivered by the Company.

(vi)          The Company has the requisite power and authority to execute and deliver the Series A Preferred Stock Documents and perform its obligations thereunder, and all requisite corporate action required to be taken for the due and valid authorization, execution and delivery of each of the Series A Preferred Stock Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

(vii)         The Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Series A Preferred Stock Documents and under applicable state and federal securities laws.  The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Statement of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Series A Preferred Stock Documents and under applicable state and federal securities laws and regulations.  Neither the issuance, sale or delivery of the Series A Preferred Stock, nor the issuance sale or deliver of the Conversion Shares, is subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any shareholder or other person, other than such rights as have been terminated or waived on or before the Closing Date.

(viii)        The Investors’ Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and similar laws relating or affecting creditors’ rights and remedies generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution under the Investors’ Rights Agreement may be limited under applicable law.

(ix)           The execution and delivery by the Company, and the performance by the Company of its obligations under, the Series A Preferred Stock Documents will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries except for such contraventions (other than those of the by-laws or the articles of incorporation of the Company or any of its subsidiaries) as would not reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Series A Preferred Stock Documents, except (A) such as may be required by the Securities Act or blue sky laws of the various states in

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connection with the offer and sale of the Series A Preferred Stock and by federal and state securities laws with respect to the Company under the Investors’ Rights Agreement, (B) for those consents, approvals authorizations, orders, qualifications and other actions that have been obtained or taken, and any filings that have been made, as of the date hereof or (C) such as are unnecessary in connection with the termination of the Old Credit Facility and entering into the New Credit Facility.

(x)            None of the Company or its subsidiaries is (A) in violation of its charter or by-laws, (B) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clause (B) and (C), for any default or violation that would not have a Material Adverse Effect.

(xi)           The financial statements, together with the related schedules and notes, included in the Notes Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The financial information contained in the Notes Offering Memorandum under the headings “Summary—Summary Consolidated Financial Information and Other Data” and “Selected Consolidated Financial Data” is derived from the accounting records of the Company and its subsidiaries and fairly presents the information purported to be shown thereby.  The other historical financial and statistical information and data included in the Notes Offering Memorandum are, in all material respects, fairly presented.

(xii)          There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Notes Offering Memorandum, except as would not have a Material Adverse Effect.

(xiii)         There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Notes Offering Memorandum and proceedings that would not reasonably be expected to have a Material Adverse Effect, or materially effect the power or ability of the Company to perform its obligations under the Series A Preferred Stock Documents.

(xiv)        The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the

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protection of human health and safety, the environment, natural resources or relating to the use, handling, storage, transportation, disposal, release or discharge of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses (“Environmental Permits”) and (C) are in compliance with all terms and conditions of any such Environmental Permit, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(xv)         There are no outstanding or ongoing environmental-related obligations, costs or liabilities under any Environmental Laws, and there are no facts or circumstances known to the Company that would reasonably be expected to give rise to such obligations, costs or liabilities in the future (including, without limitation, any capital, operating or remedial expenditures required for investigation, clean-up or closure of the real property owned or operated by the Company and its subsidiaries, compliance with Environmental Laws or any Environmental Permits, or potential liabilities to third parties pursuant to any claims by them against the Company, its subsidiaries, or the real property owned or operated by the Company and its subsidiaries pursuant to Environmental Laws) which would reasonably be expected to have a Material Adverse Effect.

(xvi)        The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration and Department of Health and Human Services, which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses now operated by them, except where the failure to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect;  and none of the Company or any of its subsidiaries has received notification of any revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal, would not singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii)       The Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all material taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax

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deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

(xviii)      The Company and each of its subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses, which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses.  None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

(xix)         The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, to the extent necessary.

(xx)          The Company and each of its subsidiaries own or possess adequate rights under all patents, trademarks, service marks, trade names, copyrights, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) known by the Company to be necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect.  To the Company’s knowledge, the conduct of business by the Company and each of its subsidiaries does not infringe or conflict with any Intellectual Property Rights of others, except where any such infringement or conflict would not have a Material Adverse Effect.  Except as described in the Notes Offering Memorandum, the Company and its subsidiaries have not received any written notice of any claim of infringement or conflict with, any Intellectual Property Rights of others that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxi)         The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) as of the date hereof, arise in connection with the Old Credit Facility or, as of the Closing Date, the New Senior Credit Facility or (B) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or that would not be reasonably expected to have a Material Adverse Effect.

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(xxii)        No labor disturbance by, or dispute with, the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and its subsidiaries, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxiii)       No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the reportable events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect, the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability that would have a Material Adverse Effect; and each such pension plan maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case, except where any such failure to qualify or loss of qualification would not have a Material Adverse Effect.

(xxiv)       Neither the Company nor, to the best knowledge of the Company and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (E) violated or is in violation of any federal, state, or foreign laws pertaining to health care fraud and abuse, except where such uses, violations or payments, singularly or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

(xxv)        The Company and each of its subsidiaries are not, and after giving effect to the Transactions and the application of the proceeds thereof as described in the Notes Offering Memorandum, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)       None of the Company, any of its subsidiaries or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or any of its subsidiaries has directly, or through any agent, (A) sold, offered

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for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Series A Preferred Stock in a manner that would require the registration under the Securities Act of the Series A Preferred Stock or (B) offered, solicited offers to buy or sold the Series A Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(xxvii)      Assuming that the representations and warranties of the Investors set forth in Section 1(b) hereof are true and correct, it is not necessary in connection with the offer, sale and delivery of the Series A Preferred Stock to the Investors in the manner contemplated by this Agreement to register the offering of the Series A Preferred Stock under the Securities Act.

(xxviii)     (A) Each document, or portions thereof, filed or to be filed pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Notes Offering Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder and (B) the Notes Offering Memorandum do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Notes Offering Memorandum based upon information relating to any placement agent furnished to the Company and the Guarantors in writing by such placement agent for use therein.

(b)           Representations and Warranties of the Investors.  Each Investor hereby represents and warrants as to itself only that:

(i)            Such Investor has full power and authority to enter into this Agreement and the Series A Preferred Stock Documents to which it is a signatory, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (C) to the extent the indemnification provisions contained in the Transactions Documents may be limited by applicable federal or state securities laws.

(ii)           This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Conversion Shares will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, except to or for the account of affiliated entities

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meeting the investment criteria set forth in this Section 1(b), and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same other than to affiliated entities meeting the investment criteria set forth herein. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series A Preferred Stock or the Conversion Shares, except to or for the account of affiliated entities meeting the investment criteria set forth in this Section 1(b).

(iii)          Such Investor believes that such Investor has received all the information such Investor considers necessary or appropriate in deciding whether to purchase the Series A Preferred Stock.  Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1(a) of this Agreement or the right of the Investors to rely thereon.

(iv)          Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

(v)           Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D, under the Securities Act of 1933, as amended (the “Act”), as presently in effect.

(vi)          Such Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Series A Preferred Stock may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(vii)         Such Investor understands and agrees that, to the extent applicable, each certificate or other document evidencing any of the Series A Preferred Stock or any Conversion Shares shall be endorsed with the legends substantially in the form set forth below (it being understood and agreed that the legend in Section 1(vii)(B) below shall be removed by the Company following the termination of the Investors’ Rights Agreement referred to in Section 1(vii)(B) below in accordance with its terms):

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(A)

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(B)

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTORS’ RIGHTS AGREEMENT DATED AS OF AUGUST 11, 2003 (THE “INVESTORS’ RIGHTS AGREEMENT”), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES, (II) CERTAIN RIGHTS OF FIRST OFFER AND CO-SALE RIGHTS APPLICABLE TO THIS SECURITY AND (III) CERTAIN OTHER MATTERS. A COPY OF SUCH INVESTORS’ RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.  ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE INVESTORS’ RIGHTS AGREEMENT IS NULL AND VOID.”

(C)

“THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT THE PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, AND THERE IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS, A FULL STATEMENT OF (I) THE DENIAL OF PREEMPTIVE RIGHTS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF THE COMPANY AND (II) THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF SHARES OF THE COMPANY OR ANY SERIES THEREOF TO THE EXTENT THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF SUBSEQUENT SERIES.”

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(D)	Any legend imposed or required by the Company’s Bylaws or applicable state securities or other laws.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Investors, and each Investor, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of shares of Series A Preferred Stock set forth in Schedule I hereto opposite its name at a purchase price of $1,000.00 per share (the “Purchase Price”);provided, however, that any of the Investors identified in Schedule II.B or Schedule II.C  may direct the Company to apply any or all proceeds payable to such Investor in connection with the repurchase of shares of the Company’s Common Stock and vested stock options, as contemplated by the Notes Offering Memorandum, that is consummated substantially concurrently with the Closing (as defined in Section 3 below) as an offset to the Purchase Price in lieu of such Investor’s receipt of cash from the Company in respect of the repurchase of such shares or vested stock options.  The Series A Preferred Stock will have the preferences and rights set forth in the Statement of Designations.

3.             Payment and Delivery.  The purchase and sale of the Series A Preferred Stock under this Agreement (the “Closing”) shall be held on August 11, 2003, (the “Closing Date”), at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, at 525 University Avenue, Suite 1100, Palo Alto, California 94301 or at such other time and place as the Company and the Investors may agree. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Investors certificates, dated the date of the Closing, in such denominations and registered in such name or names as the Investors may designate by notice to the Company, representing the shares of Series A Preferred Stock to be purchased by the Investors from the Company at the Closing, against payment by each Investor of the purchase price therefor by wire transfer of immediately available funds.

4.             Conditions to the Investors’ Obligations. The several obligations of the Investors to purchase and pay for the Series A Preferred Stock on the Closing Date are subject to each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

(a)           The representations and warranties of the Company contained in Section 1(a) (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true on and as of the Closing Date and (ii) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects on and as of the Closing Date, in each case, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)           The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)           There shall have been no material adverse change in the financial condition of the Company since June 30, 2003.

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(d)           The Investors shall have received on the Closing Date an opinion of Cox & Smith Incorporated, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C.  Such opinion shall be rendered to the Investors at the request of the Company and shall so state therein.

(e)           As of the Closing Date, there shall be no lawsuits, injunctions or governmental proceedings, whether pending or, to the Company’s knowledge, threatened, challenging the sale of the Series A Preferred Stock or any of the other Transactions.

(f)            The shareholders of the Company shall have approved an amendment to the Company’s Articles of Incorporation authorizing the issuance of the Series A Preferred Stock and the Board of Directors of the Company shall have taken all requisite action to duly and validly adopt the Statement of Designations.

(g)           As a condition to the obligations of Goldman, Sachs & Co. (“Goldman”) and DLJ Merchant Banking Partners III, L.P. (“DLJ”, and together with Goldman, the “Non-Sponsors”) under this Agreement, the Company shall have consummated each of the following transactions on terms materially consistent with the descriptions thereof contained in the Notes Offering Memorandum:  (i) the purchase of an aggregate of at least 100,000 shares of Series A Preferred Stock (the “Sponsor Sale”) by any combination of Fremont Partners, Blum Capital Partners, L.P. and James R. Leininger, M.D. (collectively, the “Sponsors”), or their respective affiliates, pursuant to this Agreement and the other Series A Preferred Stock Documents; (ii) the issuance and sale of $205 million principal amount of the Company’s Series A 7 3/8% Senior Subordinated Notes Due 2013; (iii) the entering into a new senior credit facility, consisting of a $480.0 million term loan facility and a $100.0 million revolving credit facility (the “New Senior Credit Facility”), and the borrowing of $480 million in term loans under the New Senior Credit Facility; (iv) the repayment of all outstanding principal and interest under, and the termination of, the Company’s existing senior credit facility; and (v) the commencement of an offer to purchase for cash up to $589,404,000 of the Company’s outstanding common stock and vested stock options at a purchase price of $17 per share (the transactions set forth in clauses (i) through (v), collectively, the “Closing Date Transactions”).

(h)           The Company and each of the Investors shall have entered into the Investors’ Rights Agreement.

(i)            The Company shall have paid (A) to DLJ Merchant Banking III, Inc., or its designated affiliates, transaction fees of $740,000 and arranger fees of $256,945, (B) Goldman, or its designated affiliates, transaction fees of $700,000 and arranger fees of $243,055, (C) to Fremont Partners III, L.L.C. transactions fees of $1,000,000 and  to Fremont Partners, L.L.C. transaction fees of $517,440, (D) transaction fees of $1,002,440 to Blum Capital Partners, L.P. and (E) to certain of the Sponsors and the Director Investors the additional transaction fees set forth in Schedule I.B. and Schedule I.C.  The Company, DLJ Merchant Banking III, Inc. and Goldman acknowledge that the fees in (A) and (B) are paid pursuant to that certain Commitment Letter and Term Sheet from DLJ and addressed to the Company, dated as of July 23, 2003.

(j)            The Investors and Ropes & Gray LLP, counsel to the Non-Sponsors, shall

13

have received certificates of (i) the President or Chief Financial Officer of the Company dated as of the Closing Date and certifying as to the accuracy of or satisfaction of the conditions set forth in clauses (a) through (c) and (e) through (g) of this Section 4, and (ii) the Secretary or an Assistant Secretary of the Company dated as of the Closing Date and certifying (x) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of the Series A Preferred Stock Documents, the issuance, sale and delivery of the Series A Preferred Stock and the reservation, issuance  and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Series A Preferred Stock Documents, (y) that the Articles of Incorporation have not been amended since August 4, 2003 and (z) to the incumbency and specimen signature of each officer of the Company executing any of the Series A Preferred Stock Documents, the stock certificates representing the Series A Preferred Stock and any certificate or instrument furnished pursuant hereto.

5.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

(a)           The representations and warranties of such Investor contained in Section 1(b) (i) that are qualified by “materiality” or “Material Adverse Effect” shall be true on and as of the Closing Date and (ii) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects on and as of the Closing Date, in each case, with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)           Such Investor shall have delivered the purchase price specified, and in the manner provided, in Section 3.

(c)           The Company shall have consummated each of the Closing Date Transactions on terms reasonably satisfactory to the Company.

(d)           The Company shall have received solvency and fairness opinions from Valuation Research in connection with the Transactions, in form and substance reasonably satisfactory to the Company.

(e)           All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series A Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

(f)            Such Investor shall have entered into the Investors’ Rights Agreement.

(g)           The shareholders of the Company shall have approved an amendment to the Company’s Articles of Incorporation authorizing the issuance of the Series A Preferred Stock and the Board of Directors of the Company shall have taken all requisite action to duly and

14

validly adopt the Statement of Designations.

6.             Covenants of the Company. In further consideration of the agreements of the Investors contained in this Agreement, the Company, covenants with each Investor as follows:

(a)           The Company shall adopt and file with the Secretary of State of Texas on or before the Closing Date the Statement of Designations.

(b)           On or prior to the Closing, the Board of Directors of the Company (or a committee thereof) shall authorize (i) the sale and issuance to the Investors of an aggregate of up to 270,000 shares of Series A Preferred Stock and (ii) the issuance of the Conversion Shares.  The Series A Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Statement of Designations.

(c)           On or immediately following the Closing, the Company shall pay the reasonable fees and expenses (not to exceed $120,000 in the aggregate) of the Non-Sponsors, provided, that such amount shall be applied first to pay the fees and expenses of Ropes & Gray LLP, special counsel to the Non-Sponsors, and one local counsel to the Non-Sponsors, and secondly, to pay the fees and expenses of the Non-Sponsors Investors in a manner agreed upon by the Non-Sponsors, including any consultants to the Non-Sponsors; it being understood and agreed that the Company shall also reimburse Goldman, Sachs & Co. up to $25,000 for fees and expenses incurred by it prior to the execution of that certain Commitment Letter and Term Sheet from Goldman, Sachs & Co. and addressed to the Company, dated as of July 25, 2003.

(d)           The Company shall make all “blue sky” filings with any state or foreign governmental authorities that are required in connection with the offer and sale of the Series A Preferred Stock.

(e)           In connection with the planned recapitalization of the Company described in the Notes Offering Memorandum, the Company shall not use in excess of $657,000,000 to fund the repurchase of the Company’s outstanding common stock and vested stock options, which repurchase shall be consummated in one or more transactions between August 1, 2003 and March 31, 2004.  The Company shall repurchase such common stock or vested options at a price equal to the fair market value thereof as determined by the Board of Directors of the Company in its sole discretion, which fair market value, for the initial repurchase which the Company plans to consummate prior to September 30, 2003, shall not exceed $17 (the “Initial Repurchase Price”) per share (as adjusted for stock splits, combinations, and the like), and which thereafter, subject to the Board of Directors of the Company complying with its fiduciary and other legal obligations  (as determined in its sole discretion after consultation with legal counsel) in making such determination, shall not exceed an amount per share on any repurchase date equal to the product of (i) the Initial Repurchase Price and (ii) the sum of 1 and the product of (x) 0.12 and  (y) the quotient obtained by dividing (i) the number of days that have elapsed since the Closing Date and such repurchase date by (ii) 365.

(f)            The Company shall  use its best efforts to issue, on the Closing Date, an irrevocable notice of redemption to redeem all of its outstanding 9.625% Senior Subordinated

15

Notes Due 2007 (the “Redemption Notice”), provided, however, that the Company shall issue the Redemption Notice no later than three business days following the Closing Date.

7.             Survival of Representations and Warranties; Limitation on Liability.

(a)           The representations and warranties of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year from the Closing Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

(b)           Notwithstanding anything contained herein to the contrary, any liability of the Company to an Investor hereunder shall be limited to an amount not to exceed the net proceeds received by the Company from the sale of the Series A Preferred Stock to such Investor.

8.            Termination. The Investors may terminate this Agreement by notice to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company or its subsidiaries shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of such Investor, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the judgment of such Investor, impracticable or inadvisable to proceed with the offer, sale or delivery of the Series A Preferred Stock on the terms and in the manner contemplated in the Notes Offering Memorandum.

9.             Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including Permitted Transferees as defined in and pursuant to the Investors’ Rights Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

16

11.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

13.           Aggregation of Stock.  All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

14.           Notices.  All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to an Investor, at the address or facsimile number (as applicable) indicated for such Investor on the signature pages hereof or Annex A hereto, and if sent to the Company or any of its subsidiaries, to Kinetic Concepts, Inc., 8023 Vantage Drive, San Antonio, Texas 78230, attention: General Counsel, phone number (210) 524-9000, facsimile number (210) 255-6204.

15.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Page Follows]

17

IN WITNESS WHEREOF, the Investors and the Company have caused this Agreement to be executed as of the date first written above.

KINETIC CONCEPTS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

Accepted as of the date hereof

NON-SPONSOR INVESTORS:

GS CAPITAL PARTNERS 2000, L.P.

By: GS Advisors 2000, L.L.C., its general partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By: GS Advisors 2000, L.L.C., its general partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG

By: Goldman Sachs Management GP GmbH, its general partner

By:
Name:
Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By: GS Employee Funds 2000 GP, L.L.C., its general partner

By:
Name:
Title:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

By: GS Employee Funds GP, L.L.C., its general partner

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

DLJ MERCHANT BANKING PARTNERS III, L.P.

By: DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., its Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC. as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC. as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.

By:
Name:
Title:

DLJ MB PARTNERSIII GMBH & CO. KG

By: DLJ Merchant Banking III, L.P., its Managing Limited Partner

By: DLJ Merchant Banking III, Inc., its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

MILLENNIUM PARTNERS II, L.P.

By:	DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Title:

MBP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation II, its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

SPONSOR INVESTORS:

FREMONT PARTNERS III, L.P.

By:	FP Advisors III, L.L.C.
Its:	General Partner

	By:	Fremont Group, L.L.C.
	Its:	Managing Member

		By:	Fremont Investors, Inc.
		Its:	Manager

By:
Name:
Title:

FREMONT PARTNERS III SIDE-BY-SIDE, L.P.

By:	Fremont Group, L.L.C.
Its:	General Partner

	By:	Fremont Investors, Inc.
	Its:	Manager

By:
Name:
Title:

FREMONT ACQUISITION COMPANY II, L.L.C.

By: Fremont Partners, L.P.
Its: Member

	By:	FP Advisors, L.L.C.
	Its:	General Partner

	By:	Fremont Group, L.L.C.
	Its:	Manager

By: Fremont Investors, Inc.
Its: Manager

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

FREMONT ACQUISITION COMPANY IIA, L.L.C.

By: FP Advisors, L.L.C.
Its: Non-Member Manager

By: Fremont Group, L.L.C.
Its: Managing Member

By: Fremont Investors, Inc.
Its: Manager

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

BLUM STRATEGIC PARTNERS II, L.P.

By: Blum Strategic GP II, L.L.C.
Its: General Partner

By:
Name:
Title:

BLUM STRATEGIC PARTNERS II GmbH & Co. KG

By: Blum Strategic GP II, L.L.C.
Its: Managing Limited Partner

By:
Name:
Title:

STINSON CAPITAL PARTNERS II, L.P.

By: Blum Capital Partners, L.P.
Its: General Partner

By:
Name:
Title:

RCBA-KCI CAPITAL PARTNERS, L.P.

By: Blum Capital Partners, L.P.
Its: General Partner

By:
Name:
Title:

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

JAMES R. LEININGER, M.D.

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

DIRECTOR INVESTORS:

JOHN P. BYRNES

HARRY R. JACOBSON, M.D.

DAVID J. SIMPSON

C. THOMAS SMITH

SIGNATURE PAGE TO SERIES A PREFERRED STOCK AGREEMENT

SCHEDULE I

A.            NON-SPONSOR INVESTORS

Investor	Shares of Series A Preferred Stock to be Purchased	Additional Transaction Fees

GS Capital Partners 2000, L.P.	18,864	—

GS Capital Partners 2000 Offshore, L.P.	6,854	—

GS Capital Partners 2000 GmbH & Co. Beteiligungs KG	788	—

GS Capital Partners 2000 Employee Fund, L.P.	5,994	—

Goldman Sachs Direct Investment Fund 2000, L.P.	2,500	—

DLJ Merchant Banking Partners III, L.P.	29,311	—

DLJ Merchant Banking III, Inc., its Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.	2,018	—

DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.	518	—
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.	369	—
DLJ MB PartnersIII GmbH & Co. KG	245	—
Millennium Partners II, L.P.	99	—
MBP III Plan Investors, L.P.	4,440	—

Total:	72,000	0

I-1

B.                                    SPONSOR INVESTORS

Investor	Shares of Series A Preferred Stock to be Purchased	Additional Transaction Fees
Fremont Partners III, L.P.	47,824	—
Fremont Partners III Side-By-Side, L.P.	2,176	—
Fremont Acquisition Company II, L.L.C.	21,355	—
Fremont Acquisition Company IIA, L.L.C.	4,517	—
Blum Strategic Partners II, L.P.	2,273	—
Blum Strategic Partners II GmbH and Co. KG	47	—
Stinson Capital Partners II, L.P.	2,792	—
RCBA-KCI Capital Partners, L.P.	45,010	—
James R. Leininger, M.D.	64,006	1,280,120

Total:	190,000	$1,280,120

C.                                    DIRECTOR INVESTORS

Investor	Shares of Series A Preferred Stock to be Purchased	Additional Transaction Fees
John P. Byrnes	1,000	$20,000
Harry R. Jacobson, M.D.	500	10,000
David J. Simpson	250	5,000
C. Thomas Smith	44	880

Total:	1,794	$35,880

TOTAL:	263,794	$1,316,000

I-2

SCHEDULE II

Subsidiaries of the Company

Name	Jurisdiction of Organization

Medclaim, Inc.	North Carolina
KCI Holding Company, Inc.	Delaware
KCI Real Holdings, L.L.C.	Delaware
KCI Equi-Tron, Inc.	Ontario, Canada
KCI International, Inc.	Delaware
KCI Licensing, Inc.	Delaware
KCI Properties Limited	Texas
KCI Real Property Limited	Texas
Equi-Tron Mfg. Inc.	Ontario, Canada
KCI International Holding Company	Delaware
KCII Holdings L.L.C.	Delaware
KCI USA, Inc.	Delaware
KCI USA Real Holdings, L.L.C.	Delaware
KCI Medical Canada, Inc.	Canada
KCI Medical Australia PTY, Ltd.	Australia
KCI Medica Espana, S.A.	Spain
KCI Medical Puerto Rico, Inc.	Puerto Rico
European Medical Distributors C.V.	Netherlands
International Medical Distributors CV	Netherlands
KCI International, V.O.F.	Netherlands
KCI Europe Holding, B.V.	Netherlands
KCI United Kingdom Holdings Ltd.	United Kingdom
KCI (Bermuda) Holding, Ltd.	Bermuda
KCI Medical B.V.	Netherlands
KCI Medical AB	Sweden
KCI Medical Srl	Italy
KCI Austria GmbH	Austria
KCI Medical GmbH	Switzerland
Equipment Medical KCI SARL	France
KCI Medical ApS	Denmark
KCI Medical South Africa Pty Ltd.	South Africa
KCI Clinic AB	Sweden
KCI Clinic Spain SL	Spain
KCI Medical Holdings Gmbh	Germany
KCI Medical Limited	United Kingdom
KCI Ethos Medical Limited	Ireland
KCI Medical Belgium BVBA	Belgium
KCI Medizinprodukte Gmbh	Germany
KCI Therapie Gerate Gmbh	Germany
KCI Medical UK Ltd	United Kingdom
KCI Medical Products (UK) Ltd	United Kingdom
KCI Clinic Limited	Ireland
Alliance Investments Limited	Ireland
KCI Ethos Medical Products Limited	Ireland
Ethos Medical Research Limited	Ireland
Polymedics BVBA	Belgium

II-1

EXHIBIT A

STATEMENT OF DESIGNATIONS

EXHIBIT B

INVESTORS’ RIGHTS AGREEMENT

EXHIBIT C

OPINION OF COUNSEL FOR THE COMPANY

August     , 2003

[INVESTORS]

Ladies & Gentlemen:

We have acted as special Texas counsel to Kinetic Concepts, Inc., a Texas corporation (the “Company”), in connection with the Series A Preferred Stock Purchase Agreement dated as of August     , 2003 (the “Agreement”), among the Company and the several investors party thereto (the “Investors”).

The opinions expressed below are furnished to you pursuant to subsection 4(d) of the Agreement.  Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents: (a) the organizational documents of the Company, including, without limitation, the Amended and Restated Articles of Incorporation, as amended, of the Company and the Statement of Designations of the Company, as filed with the Secretary of State of Texas on August     , 2003; (b) the records provided to us by the Company of actions by written consent and minutes of meetings of the shareholders, the Board of Directors of the Company and committees of the Board of Directors of the Company; (c) each of the Transaction Documents and all exhibits thereto; and (d) such other documents, instruments and certificates of corporate and public officials and officers and representatives of the Company and other persons as we have deemed necessary or appropriate for purposes of this opinion.  As to certain questions of fact material to our opinion, we have relied upon certificates and statements of officers and other representatives of the Company and certificates of public officials.  Further, as to the certain matters of fact material to our opinion, we have relied on the accuracy of the representations and warranties of the Company set forth in the Transaction Documents.

In rendering our opinions, we have assumed without independent investigation that (i) each party to each Transaction Document (other than the Company) is a corporation or other entity duly incorporated or otherwise organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (ii) each party to each Transaction Document (other than the Company) has full power (corporate or otherwise) and authority to execute, deliver and perform each

Transaction Document to which it is a party, (iii) the execution, delivery and performance by each party to each Transaction Document (other than the Company) to which it is a party has been duly authorized by all necessary action (corporate or otherwise), (iv) the execution, delivery and performance by each party to each Transaction Document (other than the Company) to which it is a party does not (1) contravene the certificate of incorporation, bylaws or other constituent documents of such party, (2) violate any law, rule or regulation applicable to such party, (3) conflict with or result in the breach of any document or instrument binding on such party and (4) require any authorization, approval, consent or other action by, or notice to or filing with, any governmental authority or any other third party for the due execution, delivery or performance by such party of any Transaction Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required thereof, it has been duly obtained or made and is in full force and effect, (v) all signatures on all documents that we examined (other than those of the Company and officers of the Company) are genuine, (vi) the authenticity of all documents submitted to us as originals, and (vii) the conformity to originals of all such documents submitted to us as copies.

Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

1.             The Company is a corporation validly existing under the laws of the State of Texas with all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

2.             The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered.

3.             Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

4.             The Statement of Designations has been duly authorized by all necessary corporate action on the part of the Company under the Texas Business Corporation Act (the “TBCA”), and has been duly filed with the Secretary of State of Texas and has become effective in accordance with Section 2.13.F. of the TBCA.  The shares of Series A Preferred Stock, to be issued by the Company under the terms of the Statement  of Designations and the Agreement have been duly authorized and, when issued and delivered to and paid for by the Investors pursuant to the terms of the Agreement, will be validly issued, fully paid and nonassessable.  The shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the “Conversion Shares”) have been duly and validly reserved for issuance by the Company and, when and if issued upon such conversion in accordance with the Statement of Designations, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following assumptions, limitations, exceptions and qualifications:

(a)           We are members of the State Bar of Texas and are not admitted to practice in any other jurisdiction in which the Company may transact business.  The opinions expressed herein relate only to the presently existing laws of the State of Texas.  We express no opinion as to legal matters governed by any other laws, and we disclaim any opinion as to the application or effect of any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.  Furthermore, we invite your attention to the fact that the Transaction Documents state that they are governed by the laws of the State of New York.  We have made no investigation of New York law nor consulted with counsel admitted to practice law in the State of New York, for purposes of this opinion letter.  For purposes of this opinion letter, we have assumed that the laws of the State of New York governing the Transaction Documents are the same as the laws of the State of Texas.

(b)           No opinion is to be inferred as to matters other than as expressly set forth above, and no opinion is to be or may be implied or inferred herefrom.

(c)           The opinions set forth in paragraph 3 as to enforceability are subject to the qualification that enforcement may be limited by:  (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights or remedies of creditors generally; (b) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and (c) the applicability of Texas laws concerning the enforceability of certain of the remedial, waiver and other provisions of the Transaction Documents; however, it is our opinion that the applicability of such laws referred to in clause (c) above does not substantially interfere with the practical realization of the benefits expressed in the Transaction Documents, except for the economic consequences of any procedural delay which may result from the applicability of such laws.

This opinion is based upon and limited to the facts known to us on this date, and except as set forth below, we do not undertake to express any opinion or factual assurance as to any matter or to advise any person with respect to any events or changes of fact or law occurring subsequent to the date hereof.

This opinion letter has been rendered solely for your benefit in connection with the Agreement and the transactions contemplated thereby and may not be relied upon by any other person without our prior written consent.

Very truly yours,

COX & SMITH INCORPORATED

By:
William J. McDonough, Jr.
For the Firm

ANNEX A

KINETIC CONCEPTS, INC.	Address:	8023 Vantage Drive San Antonio, TX 78265-9608
	Telephone Number:	(210) 524-9000
	Fax Number:	(210) 255-6331

If to:
GS CAPITAL PARTNERS 2000, L.P.

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

Then to such party c/o:	Address:	Goldman, Sachs & Co. 85 Broad Street, 10th Floor New York, NY 10004
	Telephone Number:	(212) 902-1000
	Fax Number:	(212) 357-5505

If to:
DLJ MERCHANT BANKING PARTNERS III, L.P.

DLJ MERCHANT BANKING III, INC., its Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.

DLJ MERCHANT BANKING III, INC. as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.

DLJ MERCHANT BANKING III, INC. as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.

DLJ MB PARTNERS III GMBH & CO. KG

MILLENNIUM PARTNERS II, L.P.

MBP III PLAN INVESTORS, L.P.

Then to such party c/o:	Address:	DLJ Merchant Banking Eleven Madison Avenue, 16th Floor New York, NY 10010 Attention: Andrew Rush
	Telephone Number:	(212) 538-3149
	Fax Number:	(212) 538-0413

If to:
FREMONT PARTNERS III, L.P.

FREMONT PARTNERS III SIDE-BY-SIDE, L.P.

FREMONT ACQUISITION COMPANY II, L.L.C.

FREMONT ACQUISITION COMPANY, IIA, L.L.C.

Then to such party c/o:	Address:	Fremont Partners 199 Fremont Street, Suite 2300 San Francisco, CA 94105
	Telephone Number:	(415) 284-8100
	Fax Number:	(415) 284-8730

If to:
BLUM STRATEGIC PARTNERS II, L.P.

BLUM STRATEGIC PARTNERS II GmbH & Co. KG

STINSON CAPITAL PARTNERS II, L.P.

RCBA-KCI CAPITAL PARTNERS, L.P.

Then to such party c/o:	Address:	Blum Capital Partners 909 Montgomery Street, Suite 400 San Francisco, CA 94133
	Telephone Number:	(415) 434-1111
	Fax Number:	(415) 288-7293

JAMES R. LEININGER, M.D.	Address:	8023 Vantage Drive San Antonio, TX 78265-9608
	Telephone Number:	(210) 255-6493
	Fax Number:	(210) 255-6975

JOHN P. BYRNES	Address:	19387 US 19 North Clearwater, FL 33764
	Telephone Number:	(727) 530-7700 x 8226
	Fax Number:	(727) 532-4091

HARRY R. JACOBSON, M.D.	Address:	Vanderbilt University Medical Center D-3300 Medical Center North Nashville, TX 37232
	Telephone Number:	(615) 343-3485
	Fax Number:	(615) 343-7286

DAVID J. SIMPSON	Address:	2725 Fairfield Road Kalamazoo, MI 49002
	Telephone Number:	(269) 383-7324
	Fax Number:	(269) 383-7353

C. THOMAS SMITH	Address:	17703 Cedar Creek Canyon Dallas, TX 75252
	Telephone Number:	(972) 380-9120
	Fax Number:	(972) 735-0196